EXHIBIT 21




 SUBSIDIARIES OF THE SMITHFIELD COMPANIES, INC.


                                                             STATE OF
                NAME                                      INCORPORATION

The Smithfield Ham and Products, Inc. . . . . . . . . . . . Virginia

Pruden Packing Co., Inc.. . . . . . . . . . . . . . . . . . Virginia

Williamsburg Foods, Inc. . . . . .  . . . . . . . . . . . . Virginia

The Peanut Shop, Inc. . . . . . . . . . . . . . . . . . . . Virginia

The E. M. Todd Company, Incorporated . . . . . . . . . . .  Virginia